UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

FARRALLON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53102	26-1469891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

271 Serenity Place, Newport, Virginia 24128

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (540) 641-0159

14908 Oxford Hollow, Huntersville, NC  28078

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities.

On April 8, 2011, Farrallon, Inc. (the “Registrant”) sold 450,000 shares of common stock to Hope Medical LLC for an aggregate price of $45 (equal to the par value per share) pursuant to the exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant sold the shares to Hope in connection with the change in control of the Registrant described in Item 5.01, below.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 5, 2010, the board of directors of Farrallon, Inc. (“we,” “us” or the “Company”), after discussion with our independent registered public accounting firm, concluded that the previously issued financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 10-K”) should no longer be relied upon because of errors in those financial statements, and that the Company would restate the financial statements (the “Restated 2009 Financial Statements”) contained in the 2009 10-K to make the necessary accounting corrections and adjustments.

As a result, in our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”), the Company:

(a)	restated its balance sheet as of December 31, 2009 and its statement of operations and statement of cash flows for the year ended December 31, 2009;
(b)	amended its Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) as it relates to the year ended December 31, 2009; and

Background of the Restatement

The restated financial statements correct the following errors:

Failure to correctly record loan made to the Company.

The Company is a “blank check” shell company that was organized in November 2007 to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company has not engaged in any operations or generated any revenue since its inception, has no full-time employees and does not own or lease any property. Since its inception, the Company has relied on loans from its stockholders to fund its costs and expenses which comprise costs incurred in investigating target businesses with which to consummate a business combination and professional and other fees it incurs in connection with satisfying its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s principals extend loans periodically as necessary to fund costs and expenses as they arise.

During the first quarter of 2009, the Company received a loan from an affiliate in the amount of $1,600. The Company issued a promissory note evidencing the loan in favor of the lender that was subject to interest at the rate of 8% per year (“Note”). The Company utilized the proceeds of the loan to pay fees incurred in connection with the preparation of Exchange Act reports, which payments were duly recorded as expenses of the Company in the second quarter. In the fourth quarter of 2009, the Company erroneously recorded in its financial statements the principal amount of the loan for a second time. Accordingly, the Company failed to properly record the loan as of the end of the quarter in which it was received or in any quarter thereafter (until the restatement) or the interest accrued thereon.

By agreement dated April 8, 2011, the lender, who is the holder of the Note, cancelled the Note and forgave all amounts due thereunder and under all other promissory notes issued to him by the Company since inception.

The effect of correcting the error has been recorded on the applicable statements in the Restated 2009 Financial Statements contained in the 2010 10-K

Management of the Company has determined that the failure to record the loan and interest accrued thereon on our balance sheet at December 31, 2009 and in our statement of cash flows and statement of operations for the year ended December 31, 2009 demonstrates material weaknesses in the Company’s disclosure controls and procedures and internal control over financial reporting, as more fully described below.

Failure to report outstanding accounts payable as a liability.

During the third and fourth quarters of 2009, we incurred certain professional fees in connection with the preparation of our report under the Exchange Act in the amount of $3,200. We failed to record the outstanding accounts payable as liabilities on our balance sheet at December 31, 2009 and in our statement of cash flows and statement of operations for the year ended December 31, 2009.

The effect of correcting the error has been recorded on the applicable statements in the Restated 2009 Financial Statements contained in the 2010 10-K

Management of the Company has determined that our failure to record the accounts payable as liabilities on our on our balance sheet at December 31, 2009 and in our statement of cash flows and statement of operations for the year ended December 31, 2009 demonstrates material weaknesses in the Company’s disclosure controls and procedures and internal control over financial reporting, as more fully described below.

As a consequence of the errors in our financial statements, our management has concluded that we have material weaknesses in our internal control over financial reporting.

Effects of the Restatement

The restatement of the 2009 financial statements affected our audited balance sheet as of December 31, 2009 and our audited statement of operations and audited statement of cash flows for the year ended December 31, 2009. Specifically, on the balance sheet, the line item “Note Payable to Related Party” was corrected from $21,837 to $20,337, the line item “Accrued Interest” was corrected from $1,664 to $2,190 and the line item “Accounts Payable” was corrected from $0 to $3,200. The net effect of the adjustments was to increase the Total Liabilities by $2,226. On the Statement of Operations, professional fees were adjusted from $4,000 to $6,700 and interest expense was adjusted from $1,191 to $1,394. The net effect of the adjustments was an increase in the net loss for the year by $2,903. Details of each line item in the balance sheet and the affected statements is set forth below.

The adjustments made as a result of the restatement are discussed in Note I “Correction of Errors and Restatements” of the Notes to Financial Statements contained in the 2010 Form 10-K which includes each line item from the audited balance sheet as of December 31, 2009 and the statement of operations and statement of cash flows for the year ended December 31, 2009 that were affected by the restatement and the amount of the change.

Management of the Company has determined that the errors in the 2009 financial statements contained in the 2009 10-K demonstrate material weaknesses in the Company’s disclosure controls and procedures and internal control over financial reporting. A description of control deficiencies identified by management as a result of our internal reviews and management’s plan to remediate those deficiencies are described below and in the 2010 Form 10-K under Part II – Item 9A. Controls and Procedures.

Material Weaknesses in Internal Control Over Financial Reporting

Management has concluded that, as of December 31, 2010, as a result of our failure to record basic ongoing expenses and liabilities, the Company’s disclosure controls and procedures were ineffective at the reasonable assurance level and the Company’s internal controls over financial reporting were ineffective based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, for the following reasons:

1.	We did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our employees our accounting policies and procedures. This has resulted in inconsistent practices. Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.
2.	We did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements.
3.	We did not maintain effective controls over financial reporting. Specifically, controls were not designed and in place to ensure that the financial impact of certain complex equity transactions were appropriately and correctly reported. The transactions were identified by the auditors and calculated and reported correctly as of December 31, 2010.
4.	There existed a lack of segregation of duties in regard to the Company’s financial reporting, procedures for depositing of funds, procedures for cash disbursements, procedures for checkbook entries, period close procedures, and procedures for financial statement preparation, because we have only one officer who is responsible for all such duties.

Item 5.01 Changes in Control of Registrant.

On April 8, 2011, the Registrant, Bryan Arthur, the sole officer and director of the Registrant as of said date, DYP Enterprises LLC, which is wholly owned by Mr. Arthur (“DYP”), and Hope Medical LLC (“Hope”) entered into an agreement whereby:

•	DYP, the sole owner of all of the outstanding shares of common stock of the Registrant, sold all of its shares common stock to Hope in consideration of the issuance by Hope to Mr. Arthur of membership interests in Hope equal to 20% of the total membership interests in Hope outstanding after giving effect to such issuance;
•	Mr. Arthur and DYP forgave all amounts due to them under certain promissory notes issued by the Registrant in the principal amount of $24,790 and cancelled said promissory notes;
•	Mr. Arthur resigned as the president of the Registrant, effective as of April 12, 2011;
•	the board of directors amended the bylaws to increase the number of authorized directors of the Registrant to two persons and appointed Eric Besenyei to fill the vacancy on the board created thereby, effective April 12, 2011;
•	the board of directors appointed Eric Besenyei to serve as the president of the Registrant, effective April 12, 2011;
•	the Registrant sold 450,000 shares of common stock to Hope for an aggregate purchase price of $45;
•	Hope agreed to pay all costs and expenses of any kind or nature incurred by the Registrant in connection with its operations;
•	Hope agreed to cause the timely filing of all reports the Registrant is required to file under the Exchange Act and to pay all costs and expenses in connection with such filing; and
•	Hope agreed to diligently pursue the Registrant’s business plan of identifying and merging with or acquiring a target company.

The transactions consummated by the agreement resulted in a change in control of the Registrant.

In connection with its acquisition of 450,000 shares of common stock for an aggregate price of $45, Hope utilized cash provided by its members as of the date of the agreement. After giving effect to the transactions consummated by the agreement, Hope:

•	owns all of the outstanding shares of the Registrant’s common stock; and
•	is owned by Monica Keith, Julia Jacquelyn Alexander, Eric Besenyei , Thomas Hurley, James Reilly and Bryan Arthur and no member beneficially owns or controls a majority of the outstanding interests in Hope.

After giving effect to the change in control, the address of the Company’s principal offices will be 271 Serenity Place, Newport, Virginia 24128, and telephone number will be (540) 641-0159.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the agreement among the Registrant Mr. Arthur, DYP and Hope, described under Item 5.01, above:

•	Mr. Arthur resigned as the president of the Registrant, effective as of April 12, 2011;
•	the board of directors amended the bylaws to increase the number of authorized directors of the Registrant to two persons and appointed Eric Besenyei to fill the vacancy on the board created thereby; and
•	the board of directors appointed Eric Besenyei, a member of Hope, to serve as the president of the Registrant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the agreement described in Item 5.01, above, the board of directors amended the bylaws to increase the number of authorized directors of the Registrant to two persons and appointed Eric Besenyei to fill the vacancy on the board created thereby.

Item 8.01. Other Events.

On January 18, 2011, the Registrant entered into an agreement with Forest Garvin, Garvin Strategic Capital, LLC (“GSC”) and Garvin Investments, LLC (“GIL”), each of which is wholly owned by Mr. Garvin, whereby they:

•	returned to the treasury of the Registrant for cancellation all shares of common stock of the Registrant owned by them (450,000 shares in the aggregate); and
•	forgave all amounts due or which may be due to any of them under certain promissory notes issued by the Registrant in the principal amount of $4,000 and cancelled said promissory notes.

In consideration of the agreements by Mr. Garvin, GSC and GIL, the Registrant agreed not to pursue any action or claim against them for failing to contribute cash to fund the Registrant’s operations.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K

Exhibit No.	Description
99.1	Agreement dated April 8, 2011, among Bryan Arthur, DYP Enterprises LLC and Hope Medical LLC relating to the return of sale by DYP of shares of stock to Hope and the cancellation of outstanding promissory notes due to Mr. Arthur and DYP.
99.2	Agreement dated January 18, 2011, among the registrant, Forest Garvin, Garvin Strategic Capital, LLC and Garvin Investments, LLC, each of which is wholly owned by Mr. Garvin, relating to the return of shares of stock to the company and the cancellation of

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARRALLON, INC.

Date: April 11, 2011	By:	/s/ Bryan Arthur.
	Title:	Bryan Arthur, President